Exhibit 4.14

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

TRUSTEE.

Fifty-First Supplemental Indenture

Dated as of June 1, 1967

Relating to an issue of First Mortgage Bonds, 6 5/8% Series

Due June 1, 1997

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FIFTY-FIRST SUPPLEMENTAL INDENTURE, made as of the first day of June, 1967, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, and a Fiftieth Supplemental Indenture dated as of January 1, 1966, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, and the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 6 5/8% Series due 1997 (hereinafter sometimes called “Bonds of the 1997 Series”), and has authorized an initial issue of Twenty Million Dollars ($20,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Fifty-first Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1997 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Fifty-first Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT

COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY

DESCRIBED IN ANY PRIOR SUPPLEMENTAL MORTGAGE

KING COUNTY

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
2	21N*	4E*	The south half of the south half of the southwest quarter of the southwest quarter of section 2, township 21 north, range 4 east, W.M., in King County, Washing- ton, EXCEPT that portion thereof conveyed to King County for road by deed recorded under auditor’s file No. 5445506.	Robert A. Riggs as his separate estate Jan. 25, 1967	4892	86

25	21N	4E	That portion of Section 25, Township, 21 North, Range 4 East, W.M., described as follows: Lots 39 to 53, inclusive, in Block 113 of C. D. Hillman’s Pacific City Addition to the City of Seattle, Div. No. 6, as per plat recorded in Volume 14 of Plats, on page 30, records of King County; Situate in the City of Algona, County of King, State of Washington.	Walter McAdam and Hilda McAdam, as to an undivided one-half interest each, as his separate estate Aug. 30, 1966	4842	655

9	21N	5E	The west 200 feet of the east 530 feet of the north half of the north half of the north half of the northeast quarter of the southwest quarter of section 9, township 21 north, range 5 east, W.M., in Kiang County, Washington; EXCEPT the north 30 feet thereof conveyed to King County for road by deed recorded under auditor’s file No. 5445496.	Edith Emma Menzies, a widow Sept. 2, 1966	4838	210

12	22N	4E	Those portions of Section 12, Township 22 North, Range 4 East, W.M., described as follows: The East 480 feet of that portion of the Southwest V4 of the South- west V4 of Section 12, Township 22 North, Range 4 East, W.M., lying Northerly of the Easterly extension of the North line of Lot 12 in Block 3 of Ross Fair Addition (corrected), as per plat recorded in Volume 44 of Plats, page 82,	Ruben S. Cohen, Elazar Behar and Gordon B. Anderson, Trustees under an unrecorded Trust dated Jan. 10, 1966. Aug. 16, 1966	4831	603 604

*	All numbers in the columns of the following tabulation under designation “Twp” indicate townships north of the Willamette Base Line, and the letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Willamette Meridian.

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			records of King County, EXCEPT the north 280 feet thereof; ALSO, That portion of the Southwest Y4 of the Southwest W4 of said Section 12 lying Easterly of the East line of said Ross Fair Addition (Corrected) and Northerly of the Easterly extension of the North line of Lot 12 in Block 3 of said plat, EXCEPT the East 480 feet thereof, AND EXCEPT the North 501 feet thereof.

19	22N	5E	The east 168 feet of the north half of the northwest quarter of the northeast quarter of the northeast quarter of section 19, township 22 north, range 5 east, W.M., in King County Washington, EXCEPT the south 105 feet thereof, and, EXCEPT the north 30 feet thereof for road and EXCEPT the east 15 feet for road.	J. Stanley Clifford and Dorothy K. Clifford, his wife, who are identical with John Stanley Clifford Dorothy Kirk Clifford, his wife Oct. 19, 1966	4855	436

23 24	23N 23N	4E 4E	All of Government Lots 1 and 2 in Section 23, Township 23 North, Range 4 East, W.M.; ALSO all that portion of Government Lots 1 and 5 in Section 24, Township 23 North, Range 4 East, W.M., AND all that part of the Lake in said Section 23 and 24 lying west of right of way of main lines of Chicago, Milwaukee and St. Paul Railway; EXCEPT right of way of Northern Pacific Railway Co.; LESS coal and minerals and the right to explore for and mine the same.	Harold R. Iverson and Marion E Apr. 15, 1966	4827	256

14	23N	4E	That portion of Section 14, Township 23 North, Range 4 East, described as follows: Tract 36, Second Supplemental Maps of Renton Shore Lands, as shown on the official maps thereof on file in the office of the Commissioner of Public Lands at Olympia, Washington.	Harold R. Iverson and Marion E. Iverson, husband and wife Apr. 15, 1966	4827	259

27	23N	4E	That portion of Section 27, Township 23 North, Range 4 East, W.M., described as follows: Beginning at a point on the west line of section 27, township 23 north,	Lester E Backus and Sarah E Backus, his wife Sept. 20, 1966	4842	430

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			range 4 east, W.M., in King County, Washington, distant south 0°01’11” west 1835.29 feet from the northwest corner of said section 27, and 00’01 thence south 89°59’10” east 730.00 feet; thence south 0°02’46” east 2165.00 feet; thence south 89°59’10” east 1300.00 feet to the true point of beginning of this description; thence continuing south 89°59’10” east 152.52 feet; thence south 0°01’11” west 275 feet; thence north 89°59’10” west 152.20 feet; thence north 0°02’46” west 275.00 feet to the true point of beginning, EXCEPT the north 75 feet thereof.

20	23N	5E	That portion of Section 20, Township 23 North, Range 5 East, W.M., described as follows: That portion of tract 289, C. D. Hillman’s Lake Washington Garden of Eden, Division No. 4, according to plat recorded in volume 11 of plats, page 82, in King County, Washington, lying south of a line parallel with and 120 feet north of, measured at right angles to the south line of said lot, EXCEPT portion thereof lying easterly of the following described line: Beginning at a point on the south line of the southeast quarter of section 5, township 23 north, range 5 east, W.M., in King County, Washington, distant 232.6 feet east of the southwest corner of said subdivision and running thence north 15°01’ west to a point on the north line of said south 120 feet of said tract 289.	Frank A. Storey and Johanna A. Storey, as tenants in common Nov. 14, 1966	4866	49

5	23N	SE	That portion of Section 5, Township 23 North, Range 5 East, W.M., described as follows: Tracts 312, 313, 314 and 315, C. D. Hillman’s Lake Washington Garden of Eden Addition to Seattle, Division No. 5, according to plat recorded in volume 11 of plats, page 83, in King County, Washington, EXCEPT the northerly 235 feet thereof and EXCEPT the westerly 60 feet of said tract 312, conveyed to	Donald Eldon Goe, also known as Donald Elden Goe, Richard Arlen Gee, Sherell Lynn Bliss, who signs as Sherell Lynne Bliss, Elden G. Goe, who acquired title as Eldon G. Goe and Chetta Goe,	4864	282

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			King County for Road by deed recorded under auditor’s file No 1035005 and EXCEPT that portion conveyed to the State of Washington, by deed recorded under auditor’s file No 4660014 and EXCEPT that portion condemned by the State of Washington, for primary State Highway No 1, by decree issued June 24, 1966, in King County Superior Court Cause No 656276.	each as their separate estates Nov. 12, 1966

5	23N	5E	That portion of Section 5, Township 23 North, Range 5 East, W.M., described as follows: That portion of the Pacific Coast Railroad Companys’ Newcastle Branch right of way bounded on the south by the south line of section 5, township 23 north, range 5 east, W.M., in King County, Washington and on the north by the north line of Tract 316 of C. D. Hillman’s Lake Washington Garden of Eden Division No. 5, according to plat recorded in volume 11 of plats, page 83, in King County, Washington produced westerly over and across said right of way, and being 200 feet in width, 100 feet of such width lying on each side of the following described center line: Beginning on the south line of section 5, township 23 north, range 5 east, W.M., in King County, Washington, at a point north 89°25’ east, distant 394 feet from the south quarter corner thereof; thence on a curve to the left having a radius of 5052 feet, tangent to said curve at said point bearing south 15°07’ east, a distance of 1994 feet to the point of tangent; thence north 38° 24’ west 3093 feet to point of curve; thence on a curve to the right having a radius of 1432.5 feet, a distance of 220.0 feet, more or less; to an intersection with the north line of said Tract 316 of C. D. Hillman’s Lake Washington Garden of Eden Division No. 5, produced westerly; EXCEPT that portion deeded to the of Washington by	Clair H. Lewis, a single man at date of acquiring title Oct. 24, 1966	4858	39

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			deed recorded under auditor’s file No. 4660011.

32	24N	6E	A portion of the northeast quarter of the northeast quarter of section 32, township 24 north, range 6 east, W.M., in King County, Washington, described as follows: Beginning at the northeast corner of said section 32; thence south 2°17’43” west along the east line of said section 32, 633.23 feet to the point of beginning, which is 633.01 feet south of the north line of said section; thence north 89°12’ 15” west 133.83 feet; thence south 62°32’59” west 439.50 feet; thence south 89°12’15” east 515.55 feet to the east line of said section 32; thence north 2°17’43” east 208.07 feet to the point of beginning.	Irvin N. Hall and Dolores A. Hall, his wife May 5, 1966	4791	136

9	24N	6E	That portion of Government Lot 2 in Section 9, Township 24 North, Range 6 East, W.M., described as follows: Beginning at the East quarter corner of said Section 9; thence along the East-West center line of said section North 89°00’ 16” West 30.0 feet; thence North 0°58’ 45” East 688.58 feet to the true point of beginning of the tract of land herein described: thence continuing North 0° 58’45” East 200.0 feet; Thence North 88°43’04” West 200.0 feet; thence South 0°58’45” East 200.0 feet to a point which bears North 88°43’04” West from the true point of beginning; thence South 88°43’04” East, 200.0 feet to the true point of beginning; EXCEPT the East 12 feet thereof deeded to King County for road purposes.	George E. Miyatovich and Charlene P. Miyatovich, his wife Aug. 24, 1965	4696	40

15	24N	7E	The North 300 feet in width of that portion of government lot 1 in section 15, township 24 north, range 7 east, W.M., in King County, Washington, lying easterly of Neal Road and westerly of Secondary State Highway No. 15-B.	Robert L. Reiner, a single man at time of acquiring title on Nov. 23, 1962 and at all times since Aug. 5, 1966	4824	380

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
7	22N*	5E*	The North 230 feet of the West 195 feet of Government Lot 1, Section 7, Township 22 North, Range 5 East, W.M. EXCEPT the West 30 feet thereof conveyed to King County for road purposes by deed recorded under Auditor’s file No. 749611 and EXCEPT that portion conveyed to King County for right of way for Southeast 208th Street by deed recorded under Auditor’s file No. 4596833.	Holiday Farms, Inc., a Wash. Corporation February 16, 1967	4899	48

3	21N	4E	Parcel A—The south 130 feet of the west 210 feet of the south half of the southeast quarter of the southwest quarter of section 3, township 21 north, range 4 east, W.M., in King County, Washington, EXCEPT the west 60 feet thereof, AND EXCEPT the south 30 feet for county road, AND EXCEPT that portion of the east 30 feet of the west 210 feet of the north 100 feet of the south 130 feet of said southeast quarter of the southwest quarter lying southeasterly of a line drawn from the southwest corner of said east 30 feet to the northeast corner of the south 130 feet of the west 260 feet of said southeast quarter of the southwest quarter. Parcel B—That portion of the east 50 feet of the west 260 feet of the south 130 feet of the southeast quarter of the southwest quarter of section 3, township 21 north, range 4 east, W.M., in King County, Washington, lying northwesterly of a line drawn from the northeast corner thereof to the northeast corner of the west 180 feet of the south 30 feet of the southeast quarter of the southwest quarter of said section 3.	Donald K. Rowland and Margaret Rowland, his wife March 10, 1967	4907	585

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
34	24N	7E	That portion of the southeast quarter of the northeast quarter of section 34, township 24 north, range 7 east, W.M., in King County, Washington, described as follows: Beginning at the southeast corner of the southeast quarter of the northeast quarter of said section; thence north parallel to east line of said southeast quarter of the northeast quarter 660 feet; thence west 132 feet; thence south 660 feet to south line of said southeast quarter of the northeast quarter; thence east 132 feet to the point of beginning.	Glenn L. Linn, William R. Linn and Yvonne Kuppenbender Oct. 5, 1965	4710	420

35	26N	5E	That portion of the southeast quarter of the southwest quarter of section 35, township 26 north, range 5 east, W.M., in King County, Washington lying westerly of the westerly right-of-way of Drainage Ditch No. 3 (Sammamish Waterway) described as follows: Beginning at the southeast corner of said subdivision; thence north 88°22’08” west 532.85 feet along the south line of said section to the true point of beginning; thence north 46°54’04” east to said westerly right-of-way line; thence southeasterly along said right-of-way line to the south line of said section 35; thence north 88°22’08” west along said south line to the true point of beginning; EXCEPT that portion if any, condemned for Sammamish Waterway Flood Control Project under King County Superior Court Cause No. 595776.	Earlmont Corp., a Washington corp., an undivided 11/12 interest; and Sternco Land Co., a partnership, an undivided 1/12 interest Feb. 25, 1965	4647	607

2	25N	5E	That portion of Government lot 3, section 2, township 25 north, range 5 east, W.M. in King County, Washington, lying southwesterly of the west line of Drainage Ditch No. 3 (Sammamish Waterway), described as follows: Beginning at the northeast corner of said Government lot 3; thence north 88°22’08” west 532.85 feet along the north line thereof to the true point of beginning; thence south 46°54’04” west 509.39 feet to a point	Benjamin B. Cole and Stanley B. Allper, Trustees Feb. 25, 1965	4647	258

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			which is 358.50 feet south of, as measured at right angles from the north line of said Government lot 3; thence south 88°22’08” east to the west line of said Sammamish Waterway; thence northwesterly along said west line to the north line of said Government lot 3; thence westerly along the north line of said Government lot 3 to the true point of beginning.

2 3	25N 25N	5E 5E	A strip of land 250 feet in width, having 125 feet on either side of a centerline, located in that portion of Government lots 3 and 4 in section 2, and Government lot 1 in section 3, both in township 25 north, range 5 east, W.M. in King County, Washington, described as follows: Beginning at the northeast corner of said Government lot 3, section 2; thence north 88°22’08” west along the north line of said Government lot 3, 355.23 feet; thence south 46°54’04” west 509.39 feet to a point which is 358.50 feet south of the north line of Government lots 2 and 3, as measured at right angles thereto, which is the centerline of said right of way, and the true point of beginning; thence continuing south 46°54’04” west 177.61 feet; thence north 88°22’08” west, parallel to the north line of Government lots 3 and 4, 1783.29 feet, more or less, to the west line of Government lot 4; thence continuing westerly on a line parallel to the north line of Government lot 1, section 3 and 483.50 feet south of, as measured at right angles thereto, for a distance of 750 feet; thence southwesterly, at a 45° angle to said line, to the northeasterly margin of the Northern Pacific Railroad right-of-way; EXCEPT any portion thereof lying north of the south line of the north 358.50 feet of Government Lots 3 and 4 in section 2, and Government Lot 1, in section 3, both in Town-	D. & P. Development Corporation March 5, 1965	4647	256

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			ship 25 north, range 5 east, W.M., in King County, Washington.

20	25N	5E	The north 60.06 feet of the south 187.06 feet of the west 120 feet of the east 160 feet of the southwest quarter of the southwest quarter of section 20, township 25 north, range 5 east, W.M., in King County, Washington.	Edwina Harms, a widow, as her separate estate March 28, 1966	4771	602

32	25N	5E	That portion of Section 32, Township 25 North, Range 5 East, W.M., described as follows: North 30 feet of Lot 3, Block 2 of Cheriton Fruit Gardens Plat No. 1, as said Plat is recorded in Vol. 7 of Plats at page 47, King County, Washington; Except the west 30 feet and east 250 feet thereof.	City of Bellevue a municipal corp. of the third class Dec. 30, 1966	4885	78

3	25N	5E	Beginning at a monument at the south west corner of the northwest quarter of section 3, township 25 north, range 5 east, W.M., in King County, Washington; thence going east on the quarter section line south 89°47’ east 1887 feet to the true point of beginning; thence south 89°47’ east 400 feet; thence north 0°33’ west 562.5 feet; thence south 89°27’ west 400 feet; thence south 0°33’ east 557.1 feet, more or less, to the point of beginning; EXCEPT 30 feet on the north and south borders for road purposes.	Carl A. Schneider and Pearl M. Schneider, his wife July 25, 1961	4844	311

14	26N	5E	East 200 feet of west 499 feet of south 330 feet of south half of southwest quarter of southwest quarter of section 14, township 26 north, range 5 east, W.M., in King County, Washington, EXCEPT portion lying within Northeast 145th Street (Stimson Road).	Robert Ferguson, as his separate estate Aug. 17, 1966	4830	203

32	26N	6E	Those portions of Section 32, Township 26 North, Range 6 East, W.M., described as follows: Parcel “A”—That portion of Lot 4 in Block 74 of Burke & Farrar’s Kirkland Addition to the City of Seattle, Division No. 24, as per plat recorded in Volume 21 of Plats, on page 51, records	Theodore B. Pearce and Grace Pearce, his wife Oct. 18, 1965	4711	540

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
of King County, described as follows: Beginning at a point on the West line of said Lot 4, a distance of 100.18 feet North of the Southwest corner thereof; thence South along said West line 100.18 feet to said Southwest corner; thence East along the South line of said Lot, to the Southeast corner thereof; thence North, along the East line of said Lot, 99.78 feet to an intersection with the East-West centerline of the Northwest V4 of Section 32, Township 26 North, Range 6 East, W.M.; thence Westerly along said centerline to a point of beginning; Parcel “B”—That portion of Lot 5 in Block 74 of Burke & Farrar’s Kirkland Addition to the City of Seattle, Division No. 24, as per plat recorded in Volume 21 of Plats, on page 51, records of King County, described as follows: Be- ginning at a point on the West line of said Lot 5, a distance of 100.09 feet South of the Northwest corner thereof; thence North along said West line 100.09 feet; thence East along the North line of said Lot 5, to the Northeast corner thereof; thence South along the East line 100.22 feet; thence Westerly to the point of be- ginning; Parcel “C”—That portion of Lot 13 in Block 74 of Burke & Farrar’s Kirkland Addition to the City of Seattle, Division No 24, as per plat recorded in Volume 21 of Plats, on page 51, records of King County, described as follows: Beginning at a point on the West line of said Lot 13, a distance of 99.78 feet North of the Southwest corner, which is the point of intersection of the East-West centerline of the Northwest V4 of Section 32, Township 26 North, Range 6 East, W.M., and the West line of Lot 13; thence South along said West line 99.78 feet to the Southwest corner; thence East along the South line to the Southeast corner; thence North, along the East line

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			99.61 feet; thence Westerly along the East-West centerline, to the point of beginning; Parcel “D”—That portion of Lot 2 in lock 74 of Burke & Farrar’s Kirkland Addition to the City of Seattle, Division No. 24, as per plat recorded in Volume 21 of Plats, on page 51, records of King County, described as follows: Beginning at a point on the West line of said Lot 12, a distance of 100.22 feet South of the Northwest corner thereof; thence North along the West line 100.22 feet to said Northwest corner; thence East, along the North line to the Northeast corner; thence South, along the East line of said Lot 100.39 feet; thence Westerly to the point of beginning.

31	26N	6E	The North 200 feet of the west 30 feet of the Southeast quarter of the Northeast quarter of Section 31, Township 26 North, Range 6 East, W.M., situate in the County of King, State of Washington.	Maxwell D. Nichols, and Mary Nichols, his wife Oct. 21, 1965	4731	137

31	26N	6E	The North 200 feet of the Southeast one quarter (SE 1/4) of the Northeast one-quarter (NE 1/4) of Section 31, Township 26 North, Range 6 East, W.M. less the West 30 feet thereof; and except County Road.	Elise Farrel McWhirter, whose husband is E. J. McWhirter Oct. 26, 1965	4714	443

26	26N	11E	That portion of Section 26, Township 26 North, Range 11 East, described as follows: Lot 9, Block 1, Maloney’s Second Addition to Town of Skykomish, as per Plat thereof recorded in Volume 26 of Plats, page 29, records of King County, Washington.	Edna E. Best, a widow June 8, 1966	4808	398

KITSAP COUNTY

14	24N	lE	That portion of Section 14, Township 24 North, Range 1 East, W.M. described as follows: Lots 6 and 7, Jacobson’s First Addition to the City of Bremerton, according to plat recorded in volume 3 of	Jack S. Marden and Marcella M. Marden, his wife Nov. 12, 1965	852	136

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			plats, page 64, in Kitsap County, Washington.

14	24N	1E	That portion of Section 14, Township 24 North, Range 1 East, W.M., described as follows: Lot 5, Jacobson’s First Addition to the City of Bremerton, according to plat recorded in volume 3 of Plats, page 64. in Kitsap County, Washington.	Loell B. Covert and Clarissa M. Covert, his wife Nov. 15, 1965	852	137

14	24N	1E	That portion of the northeast quarter of the southeast quarter, section 14, township 24 north, range 1 east, W.M., in Kitsap County, Washington, described as follows: Beginning at the intersection of the north line of 10th Street (formerly Union) with the west line of alley running north and south through the Plat of Jacobson’s First Addition, which point is 307.50 feet south and 152.50 feet west of the northeast corner of said northeast quarter of the southeast quarter; thence north 139.25 feet; thence west 79 feet; thence south 139.25 feet; thence east 79 feet, more or less, to the point of beginning.	Walter M. Haynes and Betty L. Haynes his wife Dec. 15, 1965	856	704

14	24N	1E	That portion of Section 14, Township 24 North, Range 1 East, W.M., described as follows: The north 62.5 feet of lot 10, EXCEPT the north 5 feet conveyed to the City of Bremerton for 11th Street, Jacobson’s First Addition to the City of Bremerton, according to plat recorded in volume 3 of Plats, page 64, in Kitsap County, Washington.	James Henry McGill, as his separate estate Dec. 17, 1965	852	533

14	24N	1E	That portion of Section 14, Township 24 North, Range 1 East, W.M., described as follows: Lots 11 and 12, Jacobson’s First Addition to Bremerton, according to plat recorded in volume 3 of Plats, page 64, in Kitsap County, Washington; EXCEPT the north 5 feet; AND EXCEPT the south 32 feet of said lot 11.	Joseph P. Mentor, Jr. and Joan L. Mentor, his wife Jan. 4, 1966	852	638

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
14	24N	1E	That portion of Section 14, Township 24 North, Range 1 East, W.M., described as follows: The south 32 feet of lot 11 and that portion of lot 10, lying south of the north line of lot 5 extended west to the west line of said lot 10, all in the plat of Jacobson’s First Addition to the City of Bremerton, according to plat recorded in volume 3 of Plats, page 64, in Kitsap County, Washington.	Clarence T. Avery, Robert L. Avery, and Kenneth R. Avery, each as their separate estate Jan. 5, 1966	852	532

14	24N	1E	That portion of Section 14, Township 24 North, Range 1 East, W.M., described as follows: The west 35 feet of the following described property: Beginning at the and at time of intersection of the north line of Tenth acquiring title Street (formerly Union Street), with the west line of alley running north and south through the plat of Jacobson’s First Addition to the City of Bremerton, according to plat recorded in volume 3 of Plats, page 64, in Kitsap County, Washington, which point is 307.50 feet south and 152:50 feet west of the northeast corner of the northeast quarter of the southeast quarter of section 14, township 24 north, range 1 east, W.M.; thence north 139.25 feet; thence west 114 feet; thence south 139.25 feet; thence east 114 feet to the point of beginning.	Louis N. Fehlberg and Florence Fehlberg, his wife, now Feb. 9, 1966	856	334

14	24N	1E	Portion of the northeast quarter of the southeast quarter, Section 14, Township 24 north, Range 1 east, W.M., in Kitsap County, Washington, described as follows: Beginning at the intersection of the north line of Tenth Street (formerly Union Street) with the west line of alley running north and south through the plat of Jacobson’s First Addition to the City of Bremerton, according to plat recorded in Volume 3 of Plats, Page 64, which point is 307.50 feet south and 152.50 feet west of the northeast corner of the northeast quarter of the southeast quarter, Section 14, Township 24 north,	Elsie E. Domstad and Gertrude McMahon, formerly Gertrude L. Melzer, both married women dealing in their sole and separate property, they being the sole heirs of Gunhild Jacobsen June 27, 1966	867	147

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
Range 1 east, W.M.; thence west 114 feet to the true point of beginning; thence north 139.25 feet; thence west 3.35 feet to east line of tract conveyed to Puget Sound Power & Light Company by deed recorded under Auditor’s File No. 195099; thence south 13925 feet; thence east 3.35 feet to the true point of beginning.

26	25N	1E	South half of the southeast quarter of the southeast quarter, section 26, township 25 north, raw 1 east, W.M., in Kitsap County, Washington; EXCEPT the south 30 feet for McWilliams Road and the east 30 feet for State Highway No. 21-B; AND EXCEPT the following described tracts: (1) Tract sold to F. R. Parpart under auditor’s file No. 866458, described as follows: That portion of the southeast quarter of the southeast quarter, section 26, township 25 north, range 1 east, W.M., in Kitsap County, Washington, described as follows: Beginning at the southeast comer of said section 26; thence along the south line of said section 26 north 88°42’09” west 816.30 feet; thence north 1°08’25” east 331.28 feet to the true point of beginning; thence north 88°39’50” west 323.45 feet; thence north 1°06’30” east to the north line of the south half of the southeast quarter of the southeast 0 , r; thence east along said north line of south half of the southeast quarter of the southeast quarter to a point which is north 1°08’25” east from the true point of beginning; thence south 1°08’25” west to the point of beginning. (2) Tract sold to F. R. Parpart under auditor’s file No 845255, described as follows: That portion of the southeast quarter of the southeast quarter, section 26, township 25 north, range 1 east, W.M., in Kitsap County, Washington, more particularly described as follows: Beginning at the	Lawrence E. Schneider and Maxine A. Schneider, his wife March 1, 1966	857 857 870 870	84 85 512 513

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			southeast corner of said section 26; thence along the south line of said section 26, north 88°42’09” west 816.30 feet to the southeast corner and the true point of beginning of this tract; thence continuing north 88°42’09” west 323.27 feet; thence north 1°06’30” east 331.50 feet; thence south 88°39’50” east 323.45 feet; thence south 1°08’25” west 331.28 feet to the true point of beginning; EXCEPT the south 30 feet for county road right of way. (3) Tract sold to D. C. Smith under auditor’s file No. 866459, described as follows: That portion of the south half of the southeast quarter of the southeast quarter, section 26, township 25 north, range 1 east, W.M., in Kitsap County, Washington; EXCEPT the east 1139.57 feet; AND EXCEPT the roads.

29	26N	2E	The South 100 feet of the West 100 feet of the following described tract: The South half of the Southwest quarter of the Northeast quarter of the Northeast guarantor of Section 29, Township 26 North, Range 2 East, W.M., situate in Kitsap County, Washington. Except the south 20 feet thereof for road.	Wesley Grant Grotjohn, a single man at date of acquiring title Jan. 24, 1967	881	572

29	26N	2E	The South 100 feet of the following described property: Government Lot 6 in Section 29, Township 26 North, Range 2 East, W.M., EXCEPT roads.	Richard T. Duncan, also known as Richard Duncan and Rowena G. Duncan his wife, and Eugene Duncan and Margaret Duncan his wife Jan. 4, 1967	881	252

29	26N	2E	Part of Gov. Lots 1 and 3, Sec, 29, Town ship 26 North, Range 2 East, W.M., described as: Beginning at the northeast corner of said Section 29 and running thence South 1°50’ West 1319.6 feet to the northeast corner of the said Lot 1; thence continuing South 1°50’ West	Individual Investors, Inc., a Washington corporation Nov. 22, 1966	878	657

KITSAP COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			1007.16 feet; thence South 37° 12’ West 220.46 feet; thence South 37°48’ West 220.25 feet; thence South 39° 17’ West 219.86 feet; thence South 41°39’ West 219.54 feet to the true point of beginning; thence South 38°40’ West 220.0 feet; thence North 47°30’ West 866.0 feet; thence North 1°50’ East 143.50 feet; thence North 23°36’ East 117.0 feet; thence South 47°30’ East 982.65 feet to the true point of beginning, containing 4.75 acres, more or less.

29	26N	2E	That portion of the following described property lying easterly of the County Road: Beginning at the Northwest corner of the Northeast quarter of Section 29, Township 26 North, Range 2 East, W.M., thence East 528 feet to point of beginning; thence east 528 feet; thence South 1320 feet; thence West 528 feet; thence North 1320 feet to point of beginning.	Horace R. Winney and Nellie I Winney, his wife Dec. 7, 1966	878	567

29	26N	2E	The West 90 feet as measured at right angles to and parallel with the West line of the following described property: That portion of Government Lot 1, Section 29, Township 26 North, Range 2 East, W.M., lying Northwesterly of the following described line; Beginning at the Northeast corner of said Government Lot 1; thence North 89°06’ West 500 feet to the True Point of Beginning of the line to be described; thence South 42°10’ West 432.03 feet; thence North 47°30’ West 20 feet; thence South 38°21’ West 220.1 feet; thence South 41°58’ West 219.5 feet; thence South 35°46’ West 221 feet; thence South 23°36’ West 349 feet to the West line of Government Lot 1 and the terminus of said line. EXCEPT Roads. Situate in Kitsap County, Washington.	Emil W. Balzow, a single man on date of acquiring title, as his separate estate Dec. 10, 1966	878	670

KITTITAS COUNTY

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
20	18N	18E	That portion of the Northeast V4 of Section 20, Township 18 North, Range 18 East, W.M., Kittitas County, Washington, described as follows: Beginning at Engineer’s Station 868+81.70 on the centerline of Primary State Highway No. 3; thence N 45°06’00” east at right angles to said highway 828.00 feet; thence N 0°24’00” east to an intersection with Secondary State Highway No. 2-1 and the McManamy County Road 785.59 feet; thence N 59°16’00” west along the centerline of the McManamy County Road 230.10 feet; thence N 37°21’24” west along said centerline 453.12 feet; thence S 31°18’36” west 26.84 feet to the southwesterly margin of said Mc-Mammy Road and the point of beginning; thence continuing S 31°18’36” west 223.76 feet to the northerly, margin of the C.M.ST.P. & P. Railroad right of way; thence southeasterly along said margin an arc distance of 418.12 feet; thence N 30°00’00” east 17.06 feet to the southwesterly margin of the McManamy County Road; thence N 37°21’24” west along said margin 445.84 feet to the point of beginning.	James Hand, Jr. and Dorothy Hand, his wife; and Joseph McManamy and Mary Margaret McManamy, his wife July 18, 1966	122	603

12	18N	17E	That portion of the Northwest 1/4 of the Southwest 1/4 of Section 12, Township 18 North, Range 17 East W.M., in the County of Kittitas, State of Washington, which is described as follows: Beginning at the Northwest corner of the Northwest 1/4 of the Southwest 1/4 of said Section 12; thence North 89°48’38” East along the North line of said Northwest 1/4, 222.48 feet to an intersection with the Southwesterly margin of the Northern Pacific Railroad right of way; thence South 47°39’25” East along said margin 107.99 feet to the true point of beginning; thence continuing South 47°39’25” East 780.00 feet; thence South 0°31’59”	Lloyd A. Hatfield and Maxine R. Hatfield, husband and wife Dec. 13, 1966	124	93

KITTITAS COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			East 119.53 feet; thence South 89°24’13” West 822.00 feet to an intersection with the East margin of the Thorp Highway; thence North 1°36’45” West along said margin 556.42 feet to a point of curve; thence on a curve to the left having a radius of 1017.90 feet an arc distance of 96.52 feet to an intersection with a line 73.00 feet South of and parallel to the North line of said Northwest 1/4; thence North 89°48’38” East along said line 267.26 feet to the true point of beginning. TOGETHER WITH all water rights, if any, appurtenant thereto.

SKAGIT COUNTY

19	35N	5E	The East 401 feet of the Southeast 1/4 of the Southeast 1/4 of Section 19, Township 35 North, Range 5 East W.M., EXCEPT road right of way; situate in the County of Skagit, State of Washington.	George Parker Beebe, as his separate property June 27, 1966	356	171

19 20	35N 35N	SE SE	The East 20 acres of the West 40 acres of the following described tract; That Northeast 1/4 of the Southeast 1/4 of Section 19, Township 35 North, Range 5 East W.M., lying Southeasterly of the paved highway; and that part of the Northwest 1/4 of the Southwest 1/4 of Section 20, Township 35 North, Range 5 East, W.M., lying North of the County Road along the South line of said Northwest 1/4 of the Southwest 1/4 and South and West of the center line of Hanson Creek, EXCEPT all road rights of way and also EXCEPT a tract in the Northeast 1/4 of the Southeast 1/4 of Section 19, and in the Northwest 1/4 of the Southwest 1/4 of Section 20, all in Township 35 North, Range 5 East W.M., which is described as follows: Beginning at the Northeast corner of the Southeast	Ray E. Van Fleet, selling as his part of the separate property Aug. 4, 1966	357	116

SKAGIT COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			1/4 of Section 19, Township 35 North, Range 5 East W.M.; thence running South 88°59’ West along the North line of said Southeast 1/4 a distance of 131.35 feet; thence South 52°11’38” West a distance of 329.54 feet; thence South 37°48’38” East a distance of 508.4 feet; thence North 52°11’30” East a distance of 957.41 feet; thence North 50°05’ West a distance of 47.48 feet to a point on the North line of said Southwest 1/4 of said Section 20; thence South 88°59’ West, along the North line of said Southwest 1/4 a distance of 640.08 feet to the point of beginning. EXCEPTING from said East 20 acres of West 40 acres the following described tract: That portion conveyed to Puget Sound Power & Light Company, a corporation, by deed dated August 24, 1956, filed August 29, 1956, as File No. 540804 and recorded in volume 280 of Deeds at page 542. Also except from said East 20 acres of the West 40 acres, as above described, the Southerly 250 feet thereof.

THURSTON COUNTY

16	17N	1W	That portion of Section 16, Township 17 North, Range 1 West, W.M., described as follows: The south 150 feet of the north 200 feet of the west 230 feet of Pattison Donation Claim No. 39, Township 17 North, Range 1 West, W.M.; EXCEPTING therefrom county road known as Olympia-Yelm Road along the west boundary.	Violet Rose Englehart, a widow June 24, 1966	413	150

19	17N	2E	That portion of Section 19, Township 17 North, Range 2 East, W.M., described as follows: The southwesterly 245.18 feet of Lot 5 in Block 7 of McKenna Irrigated Tracts as recorded in Volume 9 of Plats, page 43.	Don P. Loop and Thelma N. Loop, his wife Jan. 7, 1966	407	113

THURSTON COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
21	18N	1W	The southerly 150 feet of the northerly 435 feet of that part of the east half of the northwest quarter of Section 21, Township 18 North, Range 1 West, W.M., lying southerly of the southerly line of right of way of Northern Pacific Railway Company and westerly of county road known as Franz Road; EXCEPTING therefrom the west 314 feet.	Frank Radcliff, as his separate estate Dec. 2, 1966	419	134

24	19N	2W	That part of the north half of the north east quarter of the northeast quarter of Section 24, Township 19 North, Range 2 West, W.M., lying southeasterly of county road known as Woodard Bay Road; EXCEPTING therefrom the east 20 feet for county road known as Libby Road.	Robert C. Ledgerwood and Eleanor J. Ledgerwood, his wife July 15, 1966	414	22

24	19N	2W	That part of the northeast quarter of the northeast quarter of Section 24, Township 19 North, Range 2 West, W.M., described as follows: Beginning at the northeast corner of the south half of said northeast quarter of northeast quarter; running thence west along the north line of said south half of northeast quarter of northeast quarter 375 feet more or less to the southeasterly line of county road known as Woodard Bay Road; thence south 50 feet and east 375 feet more or less to the east line of said subdivision; thence northerly along said east line 50 feet more or less to the point of beginning; EXCEPTING therefrom the east 20 feet for county road known as Libby Road.	Charles A. Hendricksen and Esther Hendrickson, his wife July 7, 1966	413	468

WHATCOM COUNTY

32	38N	3E	The East 30 feet of the Northwest quarter of the Southeast quarter of the Northeast quarter of Section 32, Township 38 North, Range 3 East, W.M.	Kathryn Marion Raper, a widow Jan. 27, 1966	39	921

WHATCOM COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
32	38N	3E	A tract of land situated in the Southeast quarter of the Northeast quarter of Section 32, Township 38 North, Range 3 East of W.M. described as follows: Beginning at a point 684 feet West and 328.93 feet South of the Northeast corner of the Southeast quarter of the Northeast quarter of said Section, Township and Range, parallel with East line of said quarter quarter section; thence South parallel to the East line of said quarter quarter section, 298.93 feet to a point; thence West parallel to the North line of said quarter quarter section, 271.07 feet; thence North parallel to the East line of said quarter quarter section, 298.93 feet to a point 328.93 feet South of the North line of said quarter quarter section; thence East 271.07 feet to the point of beginning, LESS roads.	Russell J. Huntley and Annie Louise Huntley, his wife Jan. 31, 1966	39	919

6	40N	1E	A tract of land situate in the Southeast quarter of the Southeast quarter of Section 6, Township 40 North, Range 1 East of W.M., more particularly described as follows: Beginning at a point on the North line of Hughes Avenue, 300 feet West of the East line of said Southeast quarter of the Southeast quarter aforesaid; thence North 1°35’15” East 125 feet; thence Easterly and parallel to the North line of Hughes Avenue, 125 feet; thence South 1°35’15” West, 125 feet more or less, to the North line of Hughes Avenue; thence West along the North line of Hughes Avenue to the point of beginning, LESS roads.	Lambert Jensen and Annie Pearl Jensen, his wife, and Rhelda Goodall and Lloyd Goodall Jan. 17, 1966	39	543

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1997 Series and Certain Provisions

Relating Thereto.

SECTION 1.01 A. Terms of Bonds of the 1997 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 6 5/ 8 % Series due 1997” (herein referred to as the “Bonds of the 1997 Series”). The aggregate principal amount of the Bonds of the 1997 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1997 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

June 1, 1967 shall be the date of the commencement of the first interest period for Bonds of the 1997 Series. All Bonds of the 1997 Series shall mature June 1, 1997, and shall bear interest at the rate of 6 5/8 % per annum until the payment of the principal thereof, such interest to be payable semi-annually on June 1 and December 1 in each year commencing December 1, 1967. The principal of, and the premium, if any, and interest on, the Bonds of the 1997 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the 1997 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, except that, in case of the redemption as a whole at any time of Bonds of the 1997 Series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holders, Bonds of the 1997 Series may be surrendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the 1997 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the 1997 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the 1997 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the 1997 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the 1997 Series, or if the date thereof is prior to November 16, 1967 then from June 1, 1967, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the 1997 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the 1997 Series.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the 1997 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 1997 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 1997 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 1997 Series shall be the registered holders of such Bonds of the 1997 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the 1997 Series, with respect to any interest payment date applicable to the Bonds of the 1997 Series, shall mean the close of business on the May 15 next preceding a June 1 interest payment date or the November 15 next preceding a December 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the 1997 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Indenture, Bonds of the 1997 Series may be exchanged for other registered Bonds of the 1997 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 1997 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1997 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 1997 Series for a period of fifteen days next preceding any designation of Bonds of the 1997 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the 1997 Series. The Bonds of the 1997 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE 1997 SERIES]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 6  5/8 % SERIES DUE 1997

DUE JUNE 1, 1997

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                      Dollars on June 1, 1997, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to November 16, 1967 then from June 1, 1967, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of June and December in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series.

The interest so payable upon any June 1 or December 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the May 15 preceding such June 1 or the November 15 preceding such December 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions Own for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,

Dated:	By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE 1997 SERIES]

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Fifty-first Supplemental Indenture dated as of June 1, 1967, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning June 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning June 1	Regular Redemption Price %	Special Redemption Price %
1967	108.27	101.78	1982	103.99	101.29
1968	107.98	101.76	1983	103.71	101.23
1969	107.70	101.74	1984	103.42	101.18
1970	107.41	101.71	1985	103.14	101.12
1971	107.13	101.69	1986	102.85	101.05
1972	106.84	101.66	1987	102.57	100.99
1973	106.56	101.64	1988	102.28	100.91
1974	106.27	101.61	1989	102.00	100.84
1975	105.99	101.57	1990	101.71	100.75
1976	105.70	101.54	1991	101.43	100.67
1977	105.42	101.51	1992	101.14	100.57
1978	105.13	101.47	1993	100.86	100.47
1979	104.85	101.43	1994	100.57	100.37
1980	104.56	101.38	1995	100.29	100.25
1981	104.28	101.34	1996	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Fifty-first Supplemental Indenture to the holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person -or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions therein set forth.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Fifty-first Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee

unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY, Trustee,

By
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the 1997 Series. The Bonds of the 1997 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the 1997 Series set forth in Section 1.01 hereof; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the form of the Bonds of the 1997 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof, or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the 1997 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent herewith.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1997 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1997 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before May 31 in each year, beginning with 1969 and continuing to and including May 31, 1996, pay to the Trustee in cash an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1997 Series outstanding on the April 1 next preceding such May 31.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1997 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Fifty-first Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on May 31, 19 (here there should be specified the May 31 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1997 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1997 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Fifty-first Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1997 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Fifty-first Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $            , to the extent of 60% of said amount, i.e.              $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                          $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1997 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1997 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1997 Series are outstanding. All Bonds of the 1997 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1997 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the principal amount thereof, on the then next ensuing June 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such June 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable, on Bonds of the 1997 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1997 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1997 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1997 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1997 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 1997 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1997 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1997 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be One Hundred Sixty-five Million Dollars ($165,000,000), namely, Twenty-five

Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996 now issued and outstanding and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997 to be authenticated and delivered pursuant to Section 2.02 of this Fifty-first Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series and of any other series established after the execution and delivery of this Fifty-first Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1997 Series in the aggregate principal amount of Twenty Million Dollars ($20,000,000) may forthwith, upon the execution and delivery of this Fifty-first Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Fifty-first Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 1997 Series to the same extent as if specifically set forth herein. All terms used in this Fifty-first Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Fifty-first Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Fifty-first Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that is has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Fifty-first Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Fifty-first Supplemental Indenture is dated for convenience and for the purpose of reference as of June 1, 1967, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Fifty-first Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer

and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Fifty-first Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 15th and 14th days of June, 1967, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

		By	/s/ R. F. PLYMIRE
Vice President.
Attest:
CORPORATE SEAL
/S/ C. B. SCHOEGGL
Secretary.
OLD COLONY TRUST COMPANY

		By	/s/ J. J. WALSH
Vice President.
Attest:
CORPORATE SEAL
/S/ F. C. GOODWIN
Assistant Secretary.

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

R. F. PLYMIRE AND C. B. SCHOEGGL, being duly sworn each for himself on oath deposes and says that he, the said R. F. PLYMIRE, is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said C. B. SCHOEGGL, is and at the time of the execution of said Supplemental Indenture was the Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/S/ R. F. PLYMIRE	/s/ C. B. SCHOEGGL

Subscribed and sworn to before me this 15th day of June, 1967.

/S/ FRANCES SNIDAR
Notary Public in and for the
State of Washington.
Residing at Seattle.

NOTARIAL SEAL

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

On this 15th day of June, 1967, before me personally appeared R. F. PLYMIRE and C. B. SCHOEGGL to me known to be a Vice President and Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ FRANCES SNIDAR
Notary Public in and for the State of Washington.
Residing at Seattle.

NOTARIAL SEAL

STATE OF NEW YORK COUNTY OF NEW YORK	}	SS.:

On this 14th day of June, 1967, before me personally appeared J. J. WALSH and F. C. GOODWIN, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ RICHARD J. PILIERO
RICHARD J. PILIERO
Notary Public, State of New York
No. 41-8374423
Qualified in Queens County
Certificate filed in New York County
Commission Expires March 30,1968

NOTARIAL SEAL

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/s/ F. C. GOODWIN
Assistant Secretary